AMENDMENT TO SCHEDULE II
                             DATED DECEMBER 31, 2009
       OF CUSTODY AGREEMENT BETWEEN CAUSEWAY CAPITAL MANAGEMENT TRUST AND THE BANK OF NEW YORK MELLON (FORMERLY KNOWN AS THE BANK OF NEW YORK),
                             DATED OCTOBER 19, 2001

                                     SERIES

     Causeway International Value Fund; Tax Identification Number 23-3092639
      Causeway Emerging Markets Fund; Tax Identification Number 20-5901594
        Causeway Global Value Fund; Tax Identification Number 26-2312763 Causeway International Opportunities Fund; Tax Identification Number 27-1207056

CAUSEWAY CAPITAL MANAGEMENT TRUST       THE BANK OF NEW YORK MELLON


By:                                     By:
    ----------------------------------      ----------------------------------
Name: Turner Swan                       Name:
Title: President, Secretary             Title: